Exhibit 5

FOLEY & LARDNER LLP ATTORNEYS AT LAW
777 EAST WISCONSIN AVENUE, SUITE 3800 MILWAUKEE, WISCONSIN 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com
May 12, 2004	CLIENT/MATTER NUMBER 086120-0745

Wisconsin Public Service Corporation
700 North Adams Street
Green Bay, Wisconsin 54307-9001

Ladies and Gentleman:

        We have acted as counsel for Wisconsin Public Service Corporation, a Wisconsin corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement and the Prospectus relate to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $350,000,000 of senior debt securities of the Company (the “Securities”), to be issued under an Indenture dated as of December 1, 1998 (the “Indenture”), between the Company and U.S. Bank National Association, formerly known as Firstar Bank, National Association (the “Trustee”). The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

        We have examined the Restated Articles of Incorporation of the Company, the By-laws of the Company and the Indenture. In addition, we are familiar with the proceedings by which such instruments and the transactions contemplated thereby were authorized by the Company. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have, among other things, relied upon certificates of public officials and, as to various factual matters, certificates of officers of the Company.

        Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement, pricing supplement or term sheet will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby that complies with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (v) a definitive purchase, underwriting, agency or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, we are of the opinion that:

BRUSSELS CHICAGO DENVER	DETROIT JACKSONVILLE LOS ANGELES MADISON	MILWAUKEE ORLANDO SACRAMENTO SAN DIEGO	SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY TALLAHASSEE	TAMPA TOKYO WASHINGTON, D.C. WEST PALM BEACH

May 12, 2004

        1.     The Company is a validly existing corporation under the laws of the State of Wisconsin.

        2.     When (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of the Securities, the terms of the offering thereof and related matters; (B) the issuance of the Securities has been duly authorized by the Public Service Commission of Wisconsin; (C) the Registration Statement has become effective; (D) the supplemental indentures relating to the Securities that amend and supplement the Indenture (the “Supplemental Indentures”) have been executed by the proper parties and have been delivered; and (E) the Securities have been duly executed, authenticated, issued and delivered upon payment of the consideration therefore provided for therein, in accordance with the provisions of the Indenture and the Supplemental Indentures and the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).

        We understand that we may be referred to as counsel who have passed upon the validity of the Securities, on behalf of the Company, in the Prospectus and one or more Prospectus Supplements filed with the Securities and Exchange Commission pursuant to the Securities Act and one or more pricing supplements filed with the Securities and Exchange Commission pursuant to the Securities Act, and we hereby consent to such use of our name in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto.

Very truly yours,
/s/ Foley & Lardner LLP
FOLEY & LARDNER LLP